UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NEXPOINT CREDIT STRATEGIES FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEXPOINT CREDIT STRATEGIES FUND

200 Crescent Court

Suite 700

Dallas, Texas 75201

(866) 351-4440

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 2, 2017

The following information supplements and amends the proxy statement (the “Proxy Statement”) of NexPoint Credit Strategies Fund (the “Fund”) furnished to shareholders of the Fund in connection with the solicitation of proxies by the Board of Trustees of the Fund (the “Board”) for the 2017 Annual Meeting of Shareholders of the Fund. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The first paragraph under the section entitled “PROPOSAL 2 APPROVAL OF A CHANGE TO THE FUND’S FUNDAMENTAL POLICY REGARDING CONCENTRATION” is hereby replaced in its entirety with the following:

The Fund’s Board has approved and recommends that shareholders of the Fund approve a proposal to change the Fund’s fundamental policy regarding concentration. Currently, the Fund’s fundamental investment policy regarding concentration provides that the Fund may not invest 25% or more of the value of its total assets in any single industry or group of industries (the “Current Policy”). The Current Policy may not be changed without the approval of the holders of a majority of the outstanding common shares and preferred shares, if any, voting together as a single class, and of the holders of a majority of the outstanding preferred shares, if any, voting as a separate class. For purposes of Proposal 2, a “majority” of the outstanding voting securities means the vote of (i) 67% or more of the shares present at the Annual Meeting if the holders of 50% or more of the outstanding voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding voting securities, whichever is less. Abstentions and broker non-votes, if any, on Proposal 2 will have the effect of a vote against this Proposal.

The first paragraph under the section entitled “Vote Required for Approval of Change to the Fund’s Fundamental Policy Regarding Concentration” is hereby replaced in its entirety with the following:

Approval of the New Policy requires the affirmative vote of (i) 67% or more of the shares present at the Annual Meeting if the holders of 50% or more of the outstanding voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding voting securities, whichever is less. Abstentions and “broker non-votes” (i.e., shares held in “street name” by brokers that indicate on their proxies that they do not have discretionary authority to vote such shares as to the approval of the New Policy) are counted as present at the Annual Meeting but, assuming the presence of a Quorum, will have the effect of a vote against the New Policy.